As filed with the Securities and Exchange Commission on April 30, 2009

                                                     1940 Act File No. 811-06073

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM N-1A

                          REGISTRATION STATEMENT UNDER
                       THE INVESTMENT COMPANY ACT OF 1940

                              AMENDMENT NO. 25 [X]

                            CASH MANAGEMENT PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)

                       345 Park Avenue, New York, NY 10154
                    (Address of Principal Executive Offices)

                                 (617) 295-1000
                         (Registrant's Telephone Number)

                                Caroline Pearson
                                One Beacon Street
                                Boston, MA 02108
                     (Name and Address of Agent for Service)

                                    Copy to:
                               Thomas Hiller, Esq.
                                Ropes & Gray LLP
                             One International Place
                              Boston, MA 02110-2624

                                Explanatory Note

This Amendment to the Registration Statement of Cash Management Portfolio ("Portfolio") on Form N-1A (the "Registration Statement") has been filed by the Portfolio pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Portfolio are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolio.

Potential investors to whom an offer of beneficial interests is made (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction, or transactions, offered by or discussed in, this Registration Statement and all materials of any kind (including tax opinions or other tax analyses) that are provided to such person by, or on behalf of, the Portfolio in connection with an investment in the Portfolio. For this purpose, "tax treatment" is the purported or claimed Federal income tax treatment of a transaction and "tax structure" is limited to any fact that may be relevant to understanding the purported or claimed Federal income tax treatment of a transaction.

                            Cash Management Portfolio

                                     PART A

Responses to Items 1, 2, 3, and 8 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 4.           Investment Objectives, Principal Investment Strategies,
-------           -------------------------------------------------------
                  Related Risks and Disclosure of Portfolio Holdings
                  --------------------------------------------------

                  The Portfolio seeks a high level of current income consistent with liquidity and the preservation of capital by investing in high quality short-term money market instruments.

                  While we give priority to earning income and maintaining the value of the Portfolio's principal at $1.00 per share, all money market instruments, including U.S. government obligations, can change in value when interest rates change or an issuer's creditworthiness changes.

                  Additional information about the investment policies of the Portfolio appears in Part B of this Registration Statement. There can be no assurance that the investment objective of the Portfolio will be achieved. The Portfolio incorporates by reference information concerning its investment objective, strategies, policies and risk factors associated with investments in the Portfolio, as well as a statement regarding portfolio holdings disclosure, from the sections entitled "The Fund's Main Investment Strategy," "The Main Risks of Investing in the Fund" and "Who Manages and Oversees the Fund - Organizational Structure" in the prospectuses of DWS Money Market Trust -- Money Market Series (Institutional Shares) filed with the Commission in Post-Effective Amendment No. 46 on April 30, 2009 (File Nos. 2-78122 and 811-3495), of DWS
                  Institutional Funds -- Cash Management Fund Institutional and Cash Reserves Fund Institutional filed with the Commission in Post-Effective Amendment No. 78 on April 30, 2009 (File Nos. 33-34079 and 811-06071) and of Cash Reserve Fund, Inc. -- Prime Series (Cash Reserve Fund Shares and Institutional Shares) filed with the Commission in Post-Effective Amendment No. 46 on April 30, 2009 (File Nos. 2-72658 and 811-03196)
                  (collectively, the "Feeder Funds," the prospectuses of which are collectively referred to as the "Feeder Funds' Prospectuses"). The Registrant incorporates by reference information concerning the Portfolio's portfolio holdings from the section entitled "Other Policies and Risks - For more information" in the Feeder Funds' Prospectuses.

Item 5.           Management, Organization, and Capital Structure
-------           -----------------------------------------------

                  The Portfolio incorporates by reference information concerning the management of the Portfolio from the sections entitled "How Much Investors Pay" and "Who Manages and Oversees the Fund" in the Feeder Funds' Prospectuses.

                  The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its interest in the Portfolio. Beneficial interests in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its beneficial interest at any time at net asset value ("NAV"). Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

                  The Portfolio reserves the right to create and issue a number of series, in which case beneficial interests in each series would participate equally in the earnings, dividends and assets of the particular series. Currently, the Portfolio has only one series.

                  Beneficial interests in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

                  Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

Item 6.           Shareholder Information
-------           -----------------------

                  Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the Portfolio is open for business. At the Valuation Time (as defined below), on each such business day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value ("NAV") of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate NAV of the Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following business day of the Portfolio.

                  The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the beneficial interests in the Portfolio. The net income is accrued daily and distributed monthly to the investors in the Portfolio.

                  Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

                  It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its assets in the Portfolio.

                  Since money market funds hold short-term instruments and are intended to provide liquidity to shareholders of the Feeder Funds, the investment advisor does not monitor or limit short-term and excessive trading activity in the Portfolio, and, accordingly, the Board of the Portfolio has not approved any policies and procedures designed to limit this activity. However, the Portfolio reserves the right to and may reject or cancel a purchase or exchange order for any reason, including if, in the opinion of the investment advisor, there appears to be a pattern of short-term and excessive trading by an investor in another DWS fund.

                  Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "Explanatory Note" above.

                  The Portfolio is open for business each day the New York Stock Exchange ("NYSE") is open. The Portfolio calculates its share price every business day at 4:00 p.m. and 5:00 p.m. Eastern time (the "Valuation Time"), but sometimes earlier, as in the case of scheduled half-day trading or unscheduled suspensions of trading. Investors can place an order to buy or sell beneficial interests at any time that the Portfolio is open of business.

                  The Portfolio may, but is not required to, accept certain types of purchase and redemption orders (not including exchanges) on days that the NYSE is closed, or beyond a NYSE early closing time (referred to as a "Limited Trading Period") if: (a) the Federal Reserve system is open, (b) the primary trading markets for the Portfolio's portfolio instruments are open and (c) the investment advisor believes there will be adequate liquidity in the short-term markets (a "Portfolio Business Day").

                  An investment in the Portfolio may be made without a sales load. All investments are made at the NAV next determined if an order is received by the Portfolio by the designated cutoff time for each accredited investor. The NAV of the Portfolio is determined on each Portfolio Business Day. Securities are valued at amortized cost, which the Trustees of the Portfolio have determined in good faith constitutes fair value for the purposes of complying with the 1940 Act. This valuation method will continue to be used until such time as the Trustees of the Portfolio determine that it does not constitute fair value for such purposes.

                  There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

                  An investor in the Portfolio may withdraw all or any portion of its investment at the NAV next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the Portfolio in Federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right to pay redemptions in kind. Beneficial interests in the Portfolio may not be transferred.

                  The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

                  The Portfolio and DWS Investments Distributors, Inc. ("DIDI") reserve the right to cease accepting investments at any time or to reject any investment order.

                  The placement agent for the Portfolio is DIDI. The principal business address of DIDI and its affiliates is 222 South Riverside Plaza, Chicago, IL 60606. DIDI receives no additional compensation for serving as the placement agent for the Portfolio.

                  Registrant incorporates by reference information concerning short-term and excessive trading from the section entitled "Policies about transactions -- Short-Term Trading" in the Feeder Funds' prospectuses.

                  Registrant incorporates by reference information concerning dividends, distributions and tax consequences from the sections entitled "Understanding Distributions and Taxes" in the Feeder Funds' prospectuses.

Item 7.           Distribution Arrangements
-------           -------------------------

                  Registrant incorporates by reference information concerning its Master-Feeder structure from the section entitled "Organizational Structure" in the Feeder Funds' prospectuses.

                            Cash Management Portfolio

                                     PART B

Item 9.           Cover Page and Table of Contents
-------           --------------------------------

                  The Prospectus of the Cash Management Portfolio (the "Portfolio") dated May 1, 2009, which may be amended from time to time provides the basic information investors should know before investing. This SAI, which is not a Prospectus, is intended to provide additional information regarding the activities and operations of the Portfolio and should be read in conjunction with the Prospectus. You may request a copy of a prospectus or a paper copy of this SAI, if you have received it electronically, free of charge by calling the Portfolio at
                  (800) 730-1313.

                  TABLE OF CONTENTS
                  -----------------

                  FUND HISTORY
                  DESCRIPTION OF THE FUND AND ITS INVESTMENT AND RISKS MANAGEMENT OF THE FUND
                  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES INVESTMENT ADVISORY AND OTHER SERVICES
                  PORTFOLIO MANAGERS
                  BROKERAGE ALLOCATION AND OTHER PRACTICES
                  CAPITAL STOCK AND OTHER SECURITIES
                  PURCHASE, REDEMPTION AND PRICING OF SHARES
                  TAXATION OF THE FUND
                  UNDERWRITERS
                  CALCULATION OF PERFORMANCE DATA
                  FINANCIAL STATEMENTS

Item 10.          Fund History
--------          ------------

                  The Portfolio was organized as a trust under the laws of the State of New York on March 26, 1990.

Item 11.          Description of the Fund and Its Investment and Risks
--------          ----------------------------------------------------

                  The Portfolio is a no-load, diversified, open-end management investment company. The Portfolio incorporates by reference information concerning the investment policies and limitations of the Portfolio, as well as a description of the policies and procedures regarding portfolio holdings disclosure, from the sections entitled "Investment Restrictions," "Investment Policies and Techniques" and "Portfolio Holdings" in the Statements of Additional Information for DWS Money Market Trust -- Money Market Series (Institutional Shares) filed with the Commission in Post-Effective Amendment No. 46 on April 30, 2009 (File Nos. 2-78122 and 811-3495) of DWS Institutional Funds -- Cash Management Fund Institutional and Cash Reserves Fund Institutional filed with the Commission in Post-Effective Amendment No. 78 on April 30, 2009 (File Nos. 33-34079 and 811-06071) and Cash Reserve Fund, Inc. -- Prime Series (Cash Reserve Fund Shares and Institutional Shares) filed with the Commission in Post-Effective Amendment No. 46 on April 30, 2009 (File Nos. 2-72658 and 811-03196) (the "Feeder Funds")
                  (the "Feeder Funds' SAIs").

Item 12.          Management of the Fund
--------          ----------------------

                  The Portfolio incorporates by reference information concerning the management of the Portfolio from the sections entitled "Management of the Fund" and "Trustees and Officers" in the Feeder Funds' SAIs.

Item 13.          Control Persons and Principal Holders of Securities
--------          ---------------------------------------------------

                  As of April 23, 2009, Cash Reserve Prime Series, a series of Cash Reserves Fund, Inc., owned approximately 6.0% of the value of the outstanding interests in the Portfolio, DWS Money Market Series, a series of DWS Money Market Trust, owned approximately 68.0% of the value of the outstanding interests in the Portfolio, Cash Reserves Fund Institutional, a series of DWS Institutional Funds, owned approximately 14.0% of the value of the outstanding interests in the Portfolio, Cash Management Fund Institutional, a series of DWS Institutional Funds, owned approximately 9.0% of the value of the outstanding interests in the Portfolio and Money Market ProFund, a series of ProFunds, owned approximately 3.0% of the value of the outstanding interests in the Portfolio. At the level of ownership indicated, DWS Money Market Series would be able to determine the outcome of most issues that are submitted to investors to vote upon.

                  Each Feeder Fund has informed the Portfolio that whenever it is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the Feeder Fund will hold a meeting of shareholders and will cast its votes as instructed by the Feeder Fund's shareholders. It is anticipated that other registered investment companies investing in the Portfolio will follow the same or a similar practice.

Item 14.          Investment Advisory and Other Services
--------          --------------------------------------

                  The Portfolio incorporates by reference information concerning the investment advisory and other services provided for or on behalf of the Portfolio from the sections entitled "Management of the Fund" and "Service Providers" in the Feeder Funds' SAIs.

Item 15.          Portfolio Managers
--------          ------------------

                  Not applicable.

Item 16.          Brokerage Allocation and Other Practices
--------          ----------------------------------------

                  The Portfolio incorporates by reference information concerning the brokerage allocation and other practices of the Portfolio from the section entitled "Portfolio Transactions" in the Feeder Funds' SAIs.

Item 17.          Capital Stock and Other Securities
--------          ----------------------------------

                  Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

                  Each investor is entitled to a vote in proportion to the amount of its beneficial interest in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of their investment).

                  The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the affirmative vote of the holders of not less than two-thirds of the beneficial interests of the

                  Trust. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the affirmative vote of the holders of not less than two-thirds of the beneficial interests of the Trust, or (ii) by the Trustees of the Portfolio by written notice to its investors.

                  The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable (on a joint and several basis) for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor's incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

                  The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

                  The Portfolio reserves the right to create and issue a number of series, in which case beneficial interests in each series would participate equally in the earnings and assets of the particular series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors in all series may vote together in the election or selection of Trustees, principal underwriters and accountants for the Portfolio. Upon liquidation or dissolution of the Portfolio, the beneficial interests in each series would be entitled to share pro rata in the net assets of their respective series available for distribution to investors.

Item 18.          Purchase, Redemption, and Pricing of Shares
--------          -------------------------------------------

                  Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended. See Item 6 "Shareholder Information" in Part A of this Registration Statement.

                  The Portfolio incorporates by reference information concerning the method followed by the Portfolio in determining its net asset value and the timing of such determinations from the section entitled "Net Asset Value" in the Feeder Funds' SAIs.

Item 19.          Taxation of the Fund
--------          --------------------

                  The Portfolio incorporates by reference information concerning the taxation of the Portfolio from the section entitled "Taxes" in the Feeder Funds' SAIs.

                  It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its assets in the Portfolio.

                  If for any taxable year the Portfolio does not qualify for the special federal income tax treatment afforded regulated investment companies, all of its taxable income will be subject to federal income tax at regular corporate rates (without any deduction for distributions to its shareholders), and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, will be taxable to shareholders as dividends. Such dividends however would generally be eligible (i) to be treated as "qualified dividend income" in the case of individual and other noncorporate shareholders, and (ii) for the 70% dividends received deduction in the case of corporate shareholders. In addition, the Portfolio could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.

                  There are certain tax issues that will be relevant to only certain of the investors in the Portfolio. All investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

Item 20.          Underwriters
--------          ------------

                  The placement agent for the Portfolio is DIDI, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

Item 21.          Calculation of Performance Data
--------          -------------------------------

                  Not applicable.

Item 22.          Financial Statements
--------          --------------------

                  The Portfolio's financial statements (audited and unaudited) are hereby incorporated by reference from the Annual Reports for (1) DWS Money Market Trust -- Money Market Series (Institutional Shares) (File Nos. 2-78122 and 811-3495), (2) DWS Institutional Funds -- Cash Management Fund Institutional (File Nos. 33-34079 and 811-06071), (3) DWS Institutional Funds -- Cash Reserves Fund Institutional (File Nos. 33-34079 and 811-06071) and (3) Cash Reserve Fund, Inc. -- Prime Series (Cash Reserve Fund Shares and Institutional Shares) (File Nos. 2-72658 and 811-03196). All unaudited interim financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. In addition, all such adjustments are of a normal recurring nature.

                            Cash Management Portfolio

                            PART C. OTHER INFORMATION

Responses to Items 23(e), (i), (j) and (k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 23.          Exhibits
--------          --------

(a)               (1)      Amended and Restated Declaration of Trust dated April 1, 1990. (2)
                  (2)      Amendment of Amended and Restated Declaration of Trust dated November 30,
                           1990. (3)
                  (3)      Certificate of Amendment dated May 16, 2003. (5)
                  (4)      Certificate of Amendment dated February 6, 2006. (7)

(b)               By-Laws dated March 26, 1990. (2)

(c)               Not applicable.

(d)               (1)      Amended and Restated Investment Management Agreement between the Registrant and Deutsche Investment Management Americas Inc. dated June 1, 2006, and as revised January 1, 2007, May 14, 2007 and August 1, 2007. (9)

(f)               Not applicable.

(g)               Custodian Agreement between Registrant and State Street Bank and Trust Company dated
                  November 17, 2008 (Filed herein).



                                       9

(h)               (1)      Exclusive Placement Agent Agreement between the Registrant and Scudder
                           Distributors, Inc. dated August 19, 2002. (4)
                  (2)      Sub-Administration Agreement between the Registrant and State Street Bank and
                           Trust Company dated April 1, 2003. (5)
                  (3)      Letters of Indemnity to the Scudder Funds and Independent Directors/Trustees
                           dated October 8, 2004. (6)
                  (4)      Amended and Restated Administrative Services Agreement between the Registrant and Deutsche Investment Management Americas Inc. dated October 1, 2008 (Filed herein).
                  (5)      Transfer Agency and Service Agreement between the Registrant and DWS Scudder
                           Investment Service Company dated June 1, 2006. (8)

(l)               Investment representation letters of initial investors. (1)

(m)               Not applicable.

(n)      Not applicable.

(o)      Not applicable.

(p)      (1)      Consolidated Fund Code of Ethics (All Funds), dated March 14, 2006. (10)
                  (2)      Code of Ethics for Deutsche Asset Management -- U.S., dated January 1, 2009
                           (Filed herein).
____________________

(1)               Previously filed on July 20, 1990.
(2)               Incorporated by reference to  Registrant's  Amendment No. 9 on Form N-1A filed April 24,
                  1996.
(3)               Incorporated  by reference  to  Registrant's  Amendment  No. 13 on Form N-1A filed April
                  30, 1999.
(4)               Incorporated  by reference  to  Registrant's  Amendment  No. 17 on Form N-1A filed April
                  30, 2003.
(5)               Incorporated  by reference  to  Registrant's  Amendment  No. 18 on Form N-1A filed April
                  29, 2004.
(6)               Incorporated  by reference  to  Registrant's  Amendment  No. 19 on Form N-1A filed April
                  29, 2005.
(7)               Incorporated  by reference  to  Registrant's  Amendment  No. 20 on Form N-1A filed April
                  28, 2006.
(8)               Incorporated  by reference  to  Registrant's  Amendment  No. 21 on Form N-1A filed April
                  30, 2007.
(9)               Incorporated  by reference to  Registrant's  Amendment No. 23 on Form N-1A filed October
                  1, 2007.
(10)              Incorporated  by reference  to  Registrant's  Amendment  No. 24 on Form N-1A filed April
                  29, 2008.


Item 24.          Persons Controlled by or under Common Control with the Fund
--------          -----------------------------------------------------------

                  None

Item 25.          Indemnification
--------          ---------------

                  Under Article V, Section 5.2 of the Trust's Declaration of Trust, any past or present Trustee or officer of the Trust (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise hereinafter referred to as a "Covered Person") is indemnified to the fullest extent permitted by law against liability and all expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be a party or otherwise involved by reason of his being or having been a Covered Person. This provision does not authorize indemnification when it is determined, in the manner specified in the Declaration of Trust, that such Covered Person has not acted in good faith in the reasonable belief that his actions were in or not opposed to the best interests of the Trust. Moreover, this provision does not authorize indemnification when it is determined, in the manner specified in the Declaration of Trust, that such Covered Person would otherwise be liable to the Trust or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his duties. Expenses may be paid by the Trust in advance of the final disposition of any action, suit or proceeding upon receipt of an undertaking by such Covered Person to repay such expenses to the Trust in the event that it is ultimately determined that indemnification of such expenses is not authorized under the Declaration of Trust and either (i) the Covered Person provides security for such undertaking, (ii) the Trust is insured against losses from such advances or (iii) the disinterested Trustees or independent legal counsel determines, in the manner specified in the Declaration of Trust, that there is reason to believe the Covered Person will be found to be entitled to indemnification.

                  Insofar as indemnification for liability arising under the 1933 Act may be permitted to Trustees, officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a Trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the Trust will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                  Deutsche Investment Management Americas Inc. (hereafter, "DIMA"), the investment advisor, has agreed, subject to applicable law and regulation, to indemnify and hold harmless the Registrant against any loss, damage, liability and expense, including, without limitation, the advancement and payment, as incurred, of reasonable fees and expenses of counsel (including counsel to the Registrant and counsel to the Independent Trustees) and consultants, whether retained by the Registrant or the Independent Trustees, and other customary costs and expenses incurred by the Registrant in connection with any litigation or regulatory action related to possible improper market timing or other improper trading activity or possible improper marketing and sales activity in the Registrant ("Private Litigation and Enforcement Actions"). In the event that this indemnification is unavailable to the Registrant for any reason, then DIMA has agreed to contribute to the amount paid or payable by the Registrant as a result of any loss, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of DIMA and the Registrant with respect to the matters which resulted in such loss, damage, liability or expense, as well as any other relevant equitable considerations; provided, that if no final determination is made in such action or proceeding as to the relative fault of DIMA and the Registrant, then DIMA shall pay the entire amount of such loss, damage, liability or expense.

                  In recognition of its undertaking to indemnify the Registrant, and in light of the rebuttable presumption generally afforded to non-interested board members of an investment company that they have not engaged in disabling conduct, DIMA has also agreed, subject to applicable law and regulation, to indemnify and hold harmless each of the Independent Trustees against any and all loss, damage, liability and expense, including without limitation the advancement and payment as incurred of reasonable fees and expenses of counsel and consultants, and other customary costs and expenses incurred by the Independent Trustees, arising from the matters alleged in any Private Litigation and Enforcement Actions or matters arising from or similar in subject matter to the matters alleged in the Private Litigation and Enforcement Actions (collectively, "Covered Matters"), including without limitation:

                  1. all reasonable legal and other expenses incurred by the Independent Trustees in connection with the Private Litigation and Enforcement Actions, and any actions that may be threatened or commenced in the future by any person (including any governmental authority), arising from or similar to the matters alleged in the Private Litigation and Enforcement Actions, including without limitation expenses related to the defense of, service as a witness in, or monitoring of such proceedings or actions;

                  2. all liabilities and reasonable legal and other expenses incurred by any Independent Trustee in connection with any judgment resulting from, or settlement of, any such proceeding, action or matter;

                  3. any loss or reasonable legal and other expenses incurred by any Independent Trustee as a result of the denial of, or dispute about, any insurance claim under, or actual or purported rescission or termination of, any policy of insurance arranged by DIMA (or by a representative of DIMA acting as such, acting as a representative of the Registrant or of the Independent Trustees or acting otherwise) for the benefit of the Independent Trustee, to the extent that such denial, dispute or rescission is based in whole or in part upon any alleged misrepresentation made in the application for such policy or any other alleged improper conduct on the part of DIMA, any of its corporate affiliates, or any of their directors, officers or employees;

                  4. any loss or reasonable legal and other expenses incurred by any Independent Trustee, whether or not such loss or expense is incurred with respect to a Covered Matter, which is otherwise covered under the terms of any specified policy of insurance, but for which the Independent Trustee is unable to obtain advancement of expenses or indemnification under that policy of insurance, due to the exhaustion of policy limits which is due in whole or in part to DIMA or any affiliate thereof having received advancement of expenses or indemnification under that policy for or with respect to any Covered Matter; provided, that the total amount that DIMA will be obligated to pay under this provision for all loss or expense shall not exceed the amount that DIMA and any of its affiliates actually receive under that policy of insurance for or with respect to any and all Covered Matters; and

                  5. all liabilities and reasonable legal and other expenses incurred by any Independent Trustee in connection with any proceeding or action to enforce his or her rights under the agreement, unless DIMA prevails on the merits of any such dispute in a final, nonappealable court order.

                  DIMA is not required to pay costs or expenses or provide indemnification to or for any individual Independent Trustee
                  (i) with respect to any particular proceeding or action as to which the Board of the Registrant has determined that such Independent Trustee ultimately would not be entitled to indemnification with respect thereto, or (ii) for any liability of the Independent Trustee to the Registrant or its shareholders to which such Independent Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Independent Trustee's duties as a Trustee of the Registrant as determined in a final adjudication in such proceeding or action. In addition, to the extent that DIMA has paid costs or expenses under the agreement to any individual Independent Trustee with respect to a particular proceeding or action, and there is a final adjudication in such proceeding or action of the Independent Trustee's liability to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Independent Trustee's duties as a Trustee of the Registrant, such Independent Trustee has undertaken to repay such costs or expenses to DIMA.

Item 26.          Business and Other Connections of Investment Advisor
--------          ----------------------------------------------------

                  During the last two fiscal years, no director or officer of Deutsche Investment Management Americas Inc., the investment advisor, has engaged in any other business, profession, vocation or employment of a substantial nature other than that of the business of investment management and, through affiliates, investment banking.

Item 27.          Principal Underwriters
--------          ----------------------

                  (a)

                  DWS Investments Distributors, Inc. acts as principal underwriter of the Registrant's shares and acts as principal underwriter for registered open-end management investment companies other funds managed by Deutsche Investment Management Americas Inc.

                  (b)

                  Information on the officers and directors of DWS Investments Distributors, Inc., principal underwriter for the Registrant, is set forth below. The principal business address is 222 South Riverside Plaza, Chicago, Illinois 60606.

                      (1)                             (2)                                  (3)
          DWS Investments
          Distributors, Inc.
          Name and Principal             Positions and Offices with               Positions and
          Business Address               DWS Investments Distributors, Inc.       Offices with Registrant
          ----------------               ----------------------------------       -----------------------

         Philipp Hensler                Director, Chairman of the Board and CEO   None
         345 Park Avenue
         New York, NY 10154

         Michael Colon                  Director and Chief Operating Officer      None
         345 Park Avenue
         New York, NY 10154

         Thomas Winnick                 Director and President                    None
         345 Park Avenue
         New York, NY 10154

         Cliff Goldstein                Chief Financial Officer and Treasurer     None
         100 Plaza One
         Jersey City, NJ 07311

         Paul Schubert                  Vice President                            Chief Financial Officer
         345 Park Avenue                                                          and Treasurer
         New York, NY 10154

         Mark Perrelli                  Vice President                            None
         345 Park Avenue
         New York, NY 10154

         Donna White                    Chief Compliance Officer                  None
         280 Park Avenue
         New York, NY 10017

         Jason Vazquez                  Vice President and AML Compliance Officer AML Compliance Officer
         280 Park Avenue
         New York, NY 10017

         Caroline Pearson               Secretary                                 Assistant Secretary
         One Beacon Street
         Boston, MA 02108

         Philip J. Collora              Assistant Secretary                       None
         222 South Riverside Plaza
         Chicago, IL 60606

         Patricia DeFilippis            Assistant Secretary                       None
         280 Park Avenue
         New York, NY 10017



                                       13

                      (1)                             (2)                                  (3)
          DWS Investments
          Distributors, Inc.
          Name and Principal             Positions and Offices with               Positions and
          Business Address               DWS Investments Distributors, Inc.       Offices with Registrant
          ----------------               ----------------------------------       -----------------------

         Anjie LaRocca                  Assistant Secretary                       None
         280 Park Avenue
         New York, NY 10017


         (c)      Not applicable



Item 28.          Location of Accounts and Records
--------          --------------------------------

Cash Management Portfolio:                            Deutsche Asset Management
(Registrant)                                          345 Park Avenue
                                                      New York, NY 10154

Deutsche Investment Management Americas Inc.:         345 Park Avenue
(Investment Advisor)                                  New York, NY 10154

Deutsche Investment Management Americas Inc.:         345 Park Avenue
(Administrator)                                       New York, NY 10154

DWS Investments Distributors Inc.:                    222 South Riverside Plaza
(Placement Agent)                                     Chicago, IL 60606

State Street Bank and Trust Company:                  225 Franklin Street
(Custodian, Sub-Administrator/Accounting Agent)       Boston, MA 02110

DWS Investments Service Company:                      222 South Riverside Plaza
(Transfer Agent)                                      Chicago, IL 60606

DST Systems, Inc.:                                    127 West 10th Street
(Sub-Transfer Agent)                                  Kansas City, MO 64105

Item 29.          Management Services
--------          -------------------

                  Not applicable.

Item 30.          Undertakings
--------          ------------

                  Not applicable.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Investment Company Act of 1940, CASH MANAGEMENT PORTFOLIO has duly caused this Amendment No. 25 to the Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York and the State of New York on the 17th day of April 2009.

                               CASH MANAGEMENT PORTFOLIO

                                                 By:  /s/Michael G. Clark
                                                      -----------------------
                                                      Michael G. Clark*
                                                      President

*By:  /s/Caroline Pearson
      -------------------------
      Caroline Pearson**
      Assistant Secretary

**       Attorney-in-fact pursuant to the power of attorney as filed herein.

Cash Account Trust                      DWS International Fund, Inc.            DWS Strategic Government
Cash Management Portfolio               DWS Investment Trust                            Securities Fund
Cash Reserve Fund, Inc.                 DWS Investments VIT Funds               DWS Strategic Income Fund
DWS Advisor Funds                       DWS Investors Funds, Inc.               DWS Strategic Municipal Income
DWS Balanced Fund                       DWS Money Funds                                 Trust
DWS Blue Chip Fund                      DWS Money Market Trust                  DWS Target Date Series
DWS Communications Fund, Inc.           DWS Multi-Market Income Trust           DWS Target Fund
DWS Dreman Value Income Edge            DWS Municipal Income Trust              DWS Tax Free Trust
        Fund, Inc.                      DWS Municipal Trust                     DWS Technology Fund
DWS Equity 500 Index Portfolio          DWS Mutual Funds, Inc.                  DWS Value Builder Fund, Inc.
DWS Equity Partners Fund, Inc.          DWS Portfolio Trust                     DWS Value Equity Trust
DWS Equity Trust                        DWS RREEF Real Esate Fund,              DWS Value Series, Inc.
DWS Global/International Fund,                  Inc.                            DWS Variable Series I
        Inc.                            DWS RREEF Real Estate Fund II,          DWS Variable Series II
DWS Global Commodities Stock                    Inc.                            Investors Cash Trust
        Fund, Inc.                      DWS RREEF World Real Estate &           Tax-Exempt California Money
DWS Global High Income Fund,                    Tactical Fund, Inc.                     Market Fund
        Inc.                            DWS Securities Trust                    The Central Europe & Russian
DWS High Income Series                  DWS State Tax Free Trust                        Fund, Inc.
DWS High Income Trust                   DWS State Tax-Free Income               The European Equity Fund, Inc.
DWS Income Trust                                Series                          The New Germany Fund, Inc.
DWS Institutional Funds                 DWS Strategic Income Trust

                                 (each a "Fund")

                                Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that the following person, whose signature appears below, does hereby constitute and appoint John Millette, Thomas Connors and Caroline Pearson, and each of them, severally, with full powers of substitution, his true and lawful attorney and agent to execute in his name, place and stead (in such capacity) any and all amendments to enable the Fund to comply with the Securities Act of 1933, as amended (the "1933 Act") and/or the Investment Company Act of 1940, as amended (the "1940 Act"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the Fund's Registration Statement pursuant to the 1933 Act and/or the 1940 Act, together with any and all pre- and post-effective amendments thereto, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as President of the Fund such Registration Statement and any and all such pre- and post-effective amendments filed with the Securities and Exchange Commission under the 1933 Act and/or the 1940 Act, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that each said attorney-in-fact and agent, or may substitute or substitutes therefor, shall lawfully do or cause to be done by virtue hereof.

SIGNATURE                    TITLE                         DATE
---------                    -----                         ----
                             President                     September 25, 2008
/s/Michael G. Clark
-------------------
Michael G. Clark

                                 DWS FUNDS BOARD
                                 ---------------

                     CERTIFICATE OF THE ASSISTANT SECRETARY

          I, Caroline Pearson, do hereby certify as follows:

1. That I am the duly elected Assistant Secretary of the Funds listed on the attached Appendix A, (each a "Fund," and each Fund's underlying portfolios, if applicable, a "Series");

2. I further certify that the following is a complete and correct copy of resolutions adopted by the members of the Board of Directors/Trustees of the Funds at meetings duly called, convened and held on September 19, 2008, at which a quorum was present and acting throughout, and that such resolutions have not been amended and are in full force and effect:


                  WHEREAS, the President of the Fund, Michael Clark, desires to execute a Power of Attorney and thereby delegate legal authority to the below-designated individuals to sign Registration Statements, including any amendments, on his behalf:

                  NOW THEREFORE BE IT:

                  RESOLVED, that the following individuals be, and they hereby are, and each of them hereby is, given a Power of Attorney in substantially the form presented to this meeting, with such changes as the officers, with the advice of counsel, shall recommend, to sign the Fund's Registration Statements, including any amendments:

                  Thomas Connors
                  John Millette
                  Caroline Pearson; and

                  FURTHER RESOLVED, that any Registration Statement signed pursuant to such Power of Attorney shall comply with Rule 483
                  (b) of the Securities Act of 1933 as amended, including, but not limited to the inclusion of: (1) a copy of the authorizing Power of Attorney; and (2) a certified copy of the resolutions of the Board authorizing such delegation as Exhibits thereto.

IN WITNESS WHEREOF, I hereunto set my hand this twenty-fourth day of September, 2008.


                                                 /s/Caroline Pearson
                                                 -------------------
                                                 Caroline Pearson
                                                 Assistant Secretary

                                   APPENDIX A

CASH ACCOUNT TRUST, and its series:
Government & Agency Securities Portfolio
Money Market Portfolio
Tax-Exempt Portfolio

CASH MANAGEMENT PORTFOLIO

CASH RESERVE FUND, INC., and its series:
Prime Series

DWS ADVISOR FUNDS, and its series:
DWS Core Fixed Income Fund
DWS High Income Plus Fund
DWS International Select Equity Fund
DWS Lifecycle Long Range Fund
DWS Micro Cap Fund
DWS Mid Cap Growth Fund
DWS RREEF Real Estate Securities Fund
DWS RREEF Global Real Estate Securities Fund
DWS Short Duration Fund
DWS Short Duration Plus Fund
DWS Short-Term Municipal Bond Fund
DWS Small Cap Growth Fund
NY Tax Free Money Fund
Tax Free Money Fund Investment

DWS BALANCED FUND

DWS BLUE CHIP FUND

DWS COMMUNICATIONS FUND, INC.

DWS DREMAN VALUE INCOME EDGE FUND, INC.

DWS EQUITY 500 INDEX PORTFOLIO

DWS EQUITY PARTNERS FUND, INC.

DWS EQUITY TRUST, and its series:
DWS Alternative Asset Allocation Plus Fund
DWS Core Plus Allocation Fund
DWS Disciplined Long/Short Growth Fund
DWS Disciplined Long/Short Value Fund
DWS Disciplined Market Neutral Fund

DWS GLOBAL COMMODITIES STOCK FUND, INC.

DWS GLOBAL/INTERNATIONAL FUND, INC., and its series:
DWS Emerging Markets Fixed Income Fund
DWS Global Bond Fund
DWS Global Opportunities Fund
DWS Global Thematic Fund
DWS RREEF Global Infrastructure Fund

DWS GLOBAL HIGH INCOME FUND, INC.

DWS HIGH INCOME SERIES
DWS High Income Fund

DWS HIGH INCOME TRUST

DWS INCOME TRUST, and its series:
DWS GNMA Fund

DWS INSTITUTIONAL FUNDS, and its series:
Cash Management Fund Institutional
Cash Reserves Fund Institutional
Daily Assets Fund Institutional
DWS Commodity Securities Fund
DWS EAFE Equity Index Fund
DWS Equity 500 Index Fund
DWS Inflation Protected Plus Fund
DWS U.S. Bond Index Fund

DWS INTERNATIONAL FUND, INC. , and its series:
DWS Emerging Markets Equity Fund
DWS Europe Equity Fund
DWS International Fund
DWS International Value Opportunities Fund
DWS Latin America Equity Fund

DWS INVESTMENT TRUST, and its series:
DWS Capital Growth Fund
DWS Growth & Income Fund
DWS Large Company Growth Fund
DWS S&P 500 Index Fund
DWS Small Cap Core Fund

DWS INVESTMENTS VIT TRUST, and its series:
DWS Equity 500 Index VIP
DWS Small Cap Index VIP

DWS INVESTORS FUNDS, INC., and its series:
DWS Japan Equity Fund

DWS MONEY FUNDS, and its series:
DWS Money Market Prime Series

DWS MONEY MARKET TRUST, and its series
DWS Money Market Series

DWS MULTI-MARKET INCOME TRUST

DWS MUNICIPAL INCOME TRUST

DWS MUNICIPAL TRUST, and its series:
DWS Strategic High Yield Tax-Free Fund
DWS Managed Municipal Bond Fund

DWS MUTUAL FUNDS, INC., and its series:
DWS Gold & Precious Metals Fund

DWS PORTFOLIO TRUST, and its series:
DWS Core Plus Income Fund
DWS Floating Rate Plus Fund

DWS RREEF REAL ESTATE FUND, INC.

DWS RREEF REAL ESTATE FUND II, INC.

DWS RREEF WORLD REAL ESTATE & TACTICAL STRATEGIES FUND, INC.

DWS SECURITIES TRUST, and its series:
DWS Climate Change Fund
DWS Health Care Fund

DWS STATE TAX-FREE INCOME SERIES, and its series:
DWS California Tax-Free Income Fund
DWS New York Tax-Free Income Fund

DWS STATE TAX FREE TRUST, and its series:
DWS Massachusetts Tax-Free Fund

DWS STRATEGIC GOVERNMENT SECURITIES FUND

DWS STRATEGIC INCOME TRUST

DWS STRATEGIC INCOME FUND

DWS STRATEGIC MUNICIPAL INCOME TRUST

DWS TARGET DATE SERIES, and its series:
DWS LifeCompass Retirement Fund
DWS LifeCompass 2015 Fund
DWS LifeCompass 2020 Fund
DWS LifeCompass 2030 Fund
DWS LifeCompass 2040 Fund

DWS TARGET FUND, and its series:
DWS Target 2010 Fund
DWS Target 2011 Fund
DWS Target 2012 Fund
DWS Target 2013 Fund
DWS Target 2014 Fund
DWS LifeCompass Income Fund
DWS LifeCompass Protect Fund

DWS TAX FREE TRUST, and its series
DWS Intermediate Tax/AMT Free Fund

DWS TECHNOLOGY FUND

DWS VALUE BUILDER FUND, INC.


DWS VALUE EQUITY TRUST, and its series:
DWS Enhanced S&P 500 Index Fund
DWS Equity Income Fund

DWS VALUE SERIES, INC. and its series:
DWS Dreman Concentrated Value Fund
DWS Dreman High Return Equity Fund
DWS Dreman Mid Cap Value Fund
DWS Dreman Small Cap Value Fund
DWS Large Cap Value Fund

DWS VARIABLE SERIES I, and its series
DWS Bond VIP
DWS Capital Growth VIP
DWS Global Opportunities VIP
DWS Growth & Income VIP
DWS Health Care VIP
DWS International VIP

DWS VARIABLE SERIES II, and its series
DWS Balanced VIP
DWS Blue Chip VIP
DWS Conservative Allocation VIP
DWS Core Fixed Income VIP
DWS Davis Venture Value VIP
DWS Dreman High Return Equity VIP
DWS Dreman Small Mid Cap Value VIP
DWS Global Thematic VIP
DWS Government & Agency Securities VIP
DWS Growth Allocation VIP
DWS High Income VIP
DWS International Select Equity VIP
DWS Janus Growth & Income VIP
DWS Large Cap Value VIP
DWS Mid Cap Growth VIP
DWS Moderate Allocation VIP
DWS Money Market VIP
DWS Small Cap Growth VIP
DWS Strategic Income VIP
DWS Technology VIP
DWS Turner Mid Cap Growth VIP

INVESTORS CASH TRUST, and its series:
Treasury Portfolio

TAX-EXEMPT CALIFORNIA MONEY MARKET FUND

                            Cash Management Portfolio

                                  Exhibit Index

                                       (g)
                                     (h)(4)
                                     (p)(2)






                                       15